EXHIBIT 1

                     AGREEMENT REGARDING JOINT FILING UNDER
                        SECTION 13(d) OF THE EXCHANGE ACT

            FOR VALUE RECEIVED, the undersigned, effective as of June 13, 2001, hereby agree as follows:

            1. Joint Filing Authorization. Each party hereto authorizes SEBASTIANO ANDINA to file on their behalf with the Securities & Exchange Commission (the "SEC"), all appropriate exchanges and other appropriate parties, as a joint filing for all of the undersigned parties pursuant to Rule 13d-1(k), a statement of their beneficial ownership of the Common Stock, $0.05 par value per share of CALIFORNIA COASTAL COMMUNITIES, INC. (the "Company") on Schedule 13D as promulgated by the SEC, including any pertinent amendments thereto, and including, where applicable, additions or deletions to the group represented by the undersigned.

            2. Power of Attorney.

            Each of Edelman Value Partners, L.P., Edelman Value Fund, Ltd., Asher B. Edelman & Associates LLC, individually and as Investment Manager of Edelman Value Fund, Ltd., A.B. Edelman Management Company, Inc., individually and in its capacity as General Partner of Edelman Value Partners, L.P., and Asher B. Edelman, hereby designates and appoints SEBASTIANO ANDINA as their attorney-in-fact, to take all actions and to execute all documentation in their stead and on their behalf necessary or prudent to effectuate the joint filings relating to the Company contemplated by this Agreement, until revoked in writing by the party.

            3. Binding on Heirs, Representatives, Successors and Assigns. This Agreement shall be binding upon the undersigned and their respective heirs, representatives, successors and assigns.

                  /s/ Asher B. Edelman
                  ----------------------------------
                      Asher B. Edelman


                  EDELMAN VALUE PARTNERS, L.P.,
                  a Delaware limited partnership

                  By: A.B. Edelman Management Company, Inc., a
                      New York corporation, General Partner

                  By: /s/ Asher B. Edelman
                      ------------------------------
                      Asher B. Edelman, President


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                  EDELMAN VALUE FUND, LTD.,
                  a British Virgin Islands corporation

                  By: Asher B. Edelman & Associates LLC, its
                       its Investment Manager

                  By: /s/ Asher B. Edelman
                      ------------------------------
                      Asher B. Edelman, Managing Member


                  A.B. EDELMAN MANAGEMENT COMPANY, INC.,
                  a New York corporation

                  By: /s/ Asher B. Edelman
                      ------------------------------
                      Asher B. Edelman, President


                  ASHER B. EDELMAN & ASSOCIATES LLC,
                  a limited liability company

                  By: /s/ Asher B. Edelman
                      ------------------------------
                      Asher B. Edelman, Managing Member


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